Exhibit 4.2

[EXECUTION COPY]

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of April 1, 2007 between Chandler Trust No. 1 (“Trust 1”), Chandler Trust No. 2 (“Trust 2” and collectively with Trust 1, the “Chandler Trusts” and together with any Permitted Transferee, the “Stockholders”), and Tribune Company, a Delaware corporation (the “Company”).

WHEREAS, concurrently herewith, GreatBanc Trust Company, not in its individual or corporate capacity, but solely as trustee (the “ESOP Fiduciary”) of the Tribune Employee Stock Ownership Trust, which forms a part of the Tribune Employee Stock Ownership Plan (the “ESOP”), TESOP Corporation, a Delaware corporation and wholly owned subsidiary of the ESOP (“Merger Sub”), and the Company have entered into an Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”) pursuant to which the ESOP will acquire the Company by merging Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as the surviving corporation (the “Surviving Corporation”); and

WHEREAS, concurrently herewith, the Company has entered into a Voting Agreement (the “Voting Agreement”) with the Chandler Trusts, pursuant to which the Chandler Trusts have agreed, subject to the terms and conditions thereof, to vote in favor of the Merger Agreement and the Merger.

NOW, THEREFORE, the Company agrees with the Stockholders, for their benefit as holders of the Company’s Common Stock (as defined herein), and the Stockholders agree with the Company, as follows:

SECTION 1.           Definitions.  In addition to the terms that are defined elsewhere in this Agreement, the following terms shall have the following meanings:

“Agreement” has the meaning specified in the first paragraph of this Agreement.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of Chicago are authorized or obligated by law or executive order to close.

“Chandler Trusts” has the meaning specified in the first paragraph of this Agreement.

“Common Stock” means any of the common stock, par value $0.01 per share, of the Company.

“Company” has the meaning specified in the first paragraph of this Agreement.

“Deferral Notice” has the meaning specified in Section 3(g).

“Deferral Period” has the meaning specified in Section 3(g).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Form S-3” means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Issuer Free Writing Prospectus” has the meaning specified in Section 2(d).

“Material Event” has the meaning specified in Section 3(g).

“Permitted Transferee” means (i) any person to whom Registrable Securities are transferred in connection with a derivative or hedging transaction and (ii) any trust to which Registrable Securities are transferred and which has the same trustees as the Chandler Trusts.

“Person” shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or other agency or political subdivision thereof.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by all amendments and prospectus supplements, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means (1) any shares of Common Stock held by the Stockholders as of the date hereof, (2) any shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any shares of Common Stock owned by the Stockholders, and (3) any shares of Common Stock owned, held, borrowed or sold by underwriters or counterparties in connection with derivative or hedging transactions with respect to any shares of Common Stock held by the Stockholders.  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities on the earliest of the date on which such securities: (i) have been effectively registered under the Securities Act and disposed of in accordance with a Registration Statement; (ii) have been sold to the public pursuant to Rule 144 or may be sold or transferred pursuant to Rule l44(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act; or (iii) cease to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise).

“Registration Statement” means any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the United States Securities and Exchange Commission and any successor agency.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Stockholders” has the meaning specified in the first paragraph of this Agreement.

“Stockholder Indemnified Person” has the meaning specified in Section 6(a).

“Trust 1” has the meaning specified in the first paragraph of this Agreement.

“Trust 2” has the meaning specified in the first paragraph of this Agreement.

SECTION 2.           Form S-3 Registration.

(a)           Shelf Registration.  The Company shall, immediately following the commencement of the Offer (as defined in the Merger Agreement), (i) effect an automatic shelf Registration Statement on Form S-3 pursuant to Section 415 of the Securities Act and any related qualification or compliance with respect to all of the Registrable Securities owned by the Stockholders, or (ii) file a post-effective amendment to the Company’s outstanding effective Form S-3 Registration Statement covering all or a portion of the Registrable Securities; provided that the Stockholders agree not to sell, offer for sale or otherwise directly or indirectly act as a distribution participant (as defined in Regulation M under the Exchange Act (“Regulation M”)) with respect to any Registrable Securities pursuant to such Registration Statement prior to the consummation or termination of the Offer unless outside counsel to the Company and outside counsel to the Chandler Trusts reasonably mutually agree that such actions by the Stockholders would not cause the Offer or purchases of shares of Common Stock by the Company pursuant to the Offer to violate Regulation M.  The Company shall cause such Registration Statement, or an amendment or replacement thereto, to remain effective until the earliest of (1) each Closing, as defined in (A) that certain Put/Call Letter Agreement with respect to TMCT, LLC, dated as of September 21, 2006, by and among the Company, the Stockholders and the other parties named therein and (B) that certain Put/Call Letter Agreement with respect to TMCT II, LLC, dated as of September 21, 2006, by and among the Company, the Stockholders and the other parties named therein, shall have occurred, (2) November 22, 2007 or (3) the Effective Time (as defined in the Merger Agreement).

(b)           Plan and Method of Distribution.  The Stockholders shall have the right to determine the plan and method of distribution for the Registrable Securities to be reflected in the shelf Registration Statement, which plan and method shall comply with all applicable laws, and the Stockholders shall provide the Company with all necessary information with respect thereto for inclusion in such Registration Statement.  If the plan or method of distribution for any

Registrable Securities is to be an underwritten offering, the selection of the underwriters shall be subject to the Company’s reasonable approval.

(c)           Suspension.  The Company may suspend for a period of no more than 90 days in any 12-month period, effectiveness or use of such Registration Statement (and the Stockholders agree not to offer or sell any Registrable Securities pursuant to such Registration Statement during such deferral or suspension), pursuant to this Section 2(c) or clause (C) of Section 3(g), if the Company determines in good faith that the sale of Registrable Securities pursuant to such Registration Statement might (A) interfere with or adversely affect the negotiation or completion of any material transaction or other Material Event that is being contemplated by the Company or (B) involve initial or continuing disclosure obligations relating to a Material Event, the disclosure of which would, in the reasonable judgment of the Company, be materially adverse to its interests.

(d) Issuer Free-Writing Prospectuses.  The Company represents and agrees that, unless it obtains the prior consent of the Stockholders or the approval of the counsel for the Stockholders, and the Stockholders represent and agree that, unless they obtain the prior consent of the Company, it will not make any offer relating to the Registrable Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (an “Issuer Free Writing Prospectus”), or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the SEC.  The Company represents that any Issuer Free Writing Prospectus will not include any information that conflicts with the information contained in a Registration Statement or Prospectus and that any Issuer Free Writing Prospectus, when taken together with the information in the Registration Statement and the Prospectus, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

SECTION 3.           Registration Procedures.  The Company shall:

(a)   Before filing any Prospectus or any amendments or supplements to the Registration Statement with the SEC, furnish to the Stockholders copies of all such documents proposed to be filed and use reasonable efforts to reflect in each such document when so filed with the SEC such comments as the Stockholders reasonably shall propose within three (3) Business Days of the delivery of such copies to the Stockholders.

(b)   As promptly as reasonably practicable (i) give notice to the Stockholders of the effectiveness of the Registration Statement filed hereunder and, prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period described in Section 2(a) above (or until the distribution described in the Registration Statement has been completed or such lesser period of time as the Company or the Stockholders may be required under the Securities Act to deliver a Prospectus in connection with any sale of Registrable Securities and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Stockholders set forth in such Registration Statement) and use its reasonable best efforts to comply with the provisions of the

Securities Act with respect to the disposition of securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Stockholders set forth in such Registration Statement, provided that the Company shall not be required to amend the Registration Statement to reflect an addition or change in the identities of selling stockholders more than once in any 60-day period, (ii) give notice to the Stockholders of any request, following the effectiveness of a Registration Statement under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to any Registration Statement or related Prospectus or for additional information, (iii) give notice to the Stockholders of the issuance by the SEC or any other federal or state governmental authority of any stop order or injunction suspending or enjoining the use of any Prospectus or the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose, (iv) give notice to the Stockholders of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for offering or sale under the securities or “blue sky” laws in any jurisdiction or the initiation of any proceeding for such purpose and (v) give notice to the Stockholders of the occurrence of (but not the nature of or details concerning) a Material Event (provided, however, that no notice by the Company shall be required pursuant to this clause (v) in the event that the Company promptly files a Prospectus supplement to update the Prospectus or the Company files a Current Report on Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the applicable Registration Statement, which, in either case, contains the requisite information with respect to such Material Event that results in such Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements contained therein not misleading, which notice may, at the discretion of the Company (or as required pursuant to Section 3(g)), state that it constitutes a Deferral Notice, in which event the provisions of Section 3(g) shall apply.

(c)   In the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Common Stock included in such Registration Statement for sale in any jurisdiction, the Company shall use its reasonable best efforts promptly to obtain the withdrawal of such order.

(d)   Furnish to the Stockholders such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as the Stockholders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Stockholders.

(e)   Enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, except to the extent any such agreement or other action would materially interfere with the conduct of the Company’s business.

(f)    Subject to Section 3(g), use reasonable best efforts to register or qualify or cooperate with the Stockholders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as the Stockholders reasonably request in writing, it being agreed that no such registration or qualification will be made unless so requested; provided, that the Company will not be required to (i) register or qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it is not otherwise qualified or where it would be subject to income tax as a foreign corporation, or to take any action that would subject it to the service of process in any jurisdiction where it is not now so subject or (ii) take any action that would subject it to general or unlimited service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

(g)   Upon (A) the issuance by the SEC of a stop order suspending the effectiveness of a Registration Statement or the initiation of proceedings with respect to a Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence or existence of any development, event, fact, situation or circumstance (a “Material Event”) as a result of which any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (including, in any such case, as a result of the non-availability of financial statements), or (C) the occurrence or existence of any Material Event relating to the Company that, in the sole discretion of the Company acting in good faith, makes it appropriate to suspend the availability of such Registration Statement and the related Prospectus, (i) in the case of clause (B) above, subject to the next sentence, as promptly as practicable prepare and file a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, subject to the next sentence, use reasonable efforts to cause it to be declared effective as promptly as is reasonably practicable, and (ii) give notice to the Stockholders that the availability of such Registration Statement is suspended (a “Deferral Notice”) and, upon receipt of any Deferral Notice, the Stockholders agree that it shall not sell any Registrable Securities pursuant to the Registration Statement until the Stockholders receive copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus.  The Company will use reasonable efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as is practicable, (y) in the case of clause (B) above (unless caused by a development covered by clause (C) above), following the time when the Company has prepared an amendment or supplement to such Registration Statement or Prospectus necessary to cure the defects thereto; it being agreed, that the Company shall promptly prepare such amendment or supplement, and (z) in the case of clause (C) above, as soon as, in the discretion of the Company acting in good faith, such suspension is no longer appropriate.  In connection with a Material Event, the Company shall be entitled to exercise its right under this Section 3(g) to suspend the availability of a Registration Statement or any Prospectus (the “Deferral Period”) for no more than 90 days during any 12-month period.  The Company shall not be required to specify in the written notice to the Stockholders the nature of the event giving rise to the Deferral Period.  In the event that the Company shall exercise its rights hereunder, the applicable time period during which the Registration Statement is to remain effective pursuant to Section 3(b) shall be extended by a period of time equal to the duration of the Deferral Period.

(h)   In the case of an underwritten offering, make available for inspection by the Stockholders, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any of the Stockholders or such underwriter, at the offices where normally kept, during normal business hours, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, employees and independent accountants to supply all information reasonably requested by the Stockholders or any such underwriter, attorney, accountant or agent in connection with such Registration Statement, in each case as is necessary or reasonably advisable (based on the reasonable advice of their respective counsel) to enable the Stockholders or such underwriter to exercise their due diligence responsibilities and defenses under the Securities Act; provided, however, that (i) the Stockholders and any such underwriter shall have entered into a customary confidentiality agreement reasonably acceptable to the Company and (ii) the Stockholders and any such underwriter shall use their respective reasonable best efforts to minimize the disruption to the Company’s business and coordinate any such investigation of the books, records and properties of the Company and any discussions with the Company’s officers and accountants so that all such investigations occur at the same time.

(i)    Use its reasonable best efforts to comply with all applicable rules and regulations of the SEC to the extent and so long as they are applicable to the offer and sale of Registrable Securities by the Stockholders from time to time in accordance with the methods of distribution set forth in the Registration Statement, and make generally available to its securityholders earning statements (which need not be audited) covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act).

(j)     Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by a Registration Statement from and after a date not later than the effective date of such Registration Statement.

(k)   Use its commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange and/or quotation system on which the Common Stock is then listed and/or quoted.

(l)            In the case of an underwritten offering, use its reasonable best efforts to furnish, at the request of any Stockholders requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

SECTION 4.           Stockholders’ Obligations.

(a)           The Stockholders agree that, upon receipt of any Deferral Notice from the Company of the existence of any fact of the kind described in Section 3(g)(B) hereof, the Stockholders will forthwith discontinue disposition of Registrable Securities pursuant to any Registration Statement until:

(i)            the Stockholders have received copies of the supplemented or amended Prospectus contemplated by Section 3(g) hereof; or

(ii)           the Stockholders are advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (unless such filings are made pursuant to the requirements of Section 13 or Section 15 of the Exchange Act and such filings are available through the SEC’s EDGAR system).

If so directed by the Company, the Stockholders will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in the Stockholders’ possession, of the Prospectus covering such Registrable Securities that was current at the time of receipt of such Deferral Notice.

(b)  The Stockholders agree promptly to furnish to the Company in writing all information required to be disclosed in order to make any information previously furnished to the Company by the Stockholders not misleading, any other information regarding the Stockholders and the distribution of any Registrable Securities as may be required by the Company to be disclosed in the Registration Statement under applicable law or pursuant to SEC comments and any information otherwise required by the Company to comply with applicable law or regulations.  Any sale of any Registrable Securities by the Stockholders shall constitute a representation and warranty by the Stockholders that the information relating to the Stockholders is as set forth in the Prospectus delivered by the Stockholders in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of material fact relating to or provided by the Stockholders and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by the Stockholders necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.

SECTION 5.           Registration Expenses.  The Company shall bear all fees and expenses incurred in connection with the performance by the Company of its obligations under Sections 2 and 3 of this Agreement.  Such fees and expenses shall include (i) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and the SEC’s registration fees and (y) of compliance with federal and state securities or “blue sky” laws to the extent such filings or compliance are required pursuant to this Agreement (including, without limitation, reasonable fees and disbursements of the counsel specified in the next sentence in connection with “blue sky” qualifications of the Registrable Securities under the laws of such jurisdictions as the Stockholders may designate)), (ii) printing expenses, (iii) duplication expenses relating to copies of any Registration Statement or Prospectus delivered to the Stockholders hereunder, (iv) fees and disbursements of counsel for the Company in connection with the performance and compliance with this Agreement, (v) reasonable “road show” or other marketing expenses (provided that this Section 5 shall not adversely affect the Company’s arrangements with any underwriters), (vi) fees and expenses of the Company’s independent certified public accountants (including the fees and expenses of any comfort letters required by or incident to the performance and compliance with this Agreement), (vii) reasonable expenses of underwriters, other than discounts and commissions attributable to the Registrable Securities included in such registration, and (viii) reasonable fees and disbursements of the registrar and transfer agent for the Common Stock.  In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), and its expenses for any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange on which the same securities of the Company are then listed and the fees and expenses of any person, including special experts, retained by the Company.  The Stockholders shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities pursuant to any Registration Statement, and any fees and expenses of legal counsel to the Stockholders.

SECTION 6.           Indemnification; Contribution.

(a)   The Company agrees to indemnify and hold harmless the Stockholders and each Person, if any, who controls the Stockholders within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Stockholder Indemnified Person”) against any and all loss, liability, claim and damage, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or any Prospectus (or any amendment or supplement thereto) or Issuer Free Writing Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse any Stockholder Indemnified Person as promptly as practicable upon demand for any legal or other expenses reasonably incurred by such Stockholder Indemnified Person in connection with investigating, defending or paying any such loss, claim, damage, liability or action; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim or damage to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Stockholders or any Person, if any, who controls the Stockholders for use in any Registration

Statement (or any amendment thereto), or any preliminary prospectus or Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto).

(b)   The Stockholders agree, jointly and severally, to indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim and damage described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any Registration Statement (or any amendment thereto) or any preliminary prospectus or Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Company by or on behalf of the Stockholders for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or Prospectus (or any amendment or supplement thereto).

(c)   Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of these indemnity provisions.  In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under this Section 6 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution is sought under this Section 6 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  No indemnified party shall, without the prior written consent of the indemnifying party, effect any settlement of any commenced or threatened litigation, investigation, proceeding or claim in respect of which any indemnification is sought hereunder.

(c)   If the indemnification provided for in this Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages or liabilities referred to in this Section 6:

(i) The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses, (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the indemnifying party and the indemnified party from the offering of the securities covered by such Registration Statement in connection with which the actions resulting in such losses, claims, damages or liabilities occurred.  The relative fault of such indemnifying party, on the one hand, and the indemnified party, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section 6(a) and Section 6(b), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

(ii) If indemnification is available under this Section 6, the indemnifying parties shall indemnify each indemnified party to the full extent provided in this Section 6 without regard to the relative fault of such indemnifying party or indemnified party or any other equitable consideration referred to in Section 6(d).

(iii) No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(iv) For purposes of this Section 6(d), each Person, if any, who controls the Stockholders within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Stockholders, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

(e) The obligations of the Company and the Stockholders under this Section 6 shall survive the completion of any offering of Registrable Securities pursuant to any Registration Statement under this Agreement.

SECTION 7.           Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of any Registrable Securities to the public without registration, the Company agrees to use commercially reasonable efforts to:

(a) File, as and when applicable, with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act.

(b) If the Company is not required to file reports pursuant to the Exchange Act, upon the request of the Stockholders, make publicly available the information specified in subparagraph (c)(2) of Rule 144.

(c) So long as the Stockholders own any Registrable Securities, furnish to the Stockholders, upon request and at the Stockholders’ expense, a written statement by the Company as to its compliance with the reporting requirements of Rule 144.

SECTION 8.           The Offer and Board Resignations or Removals.

(a)   The Offer.  The Stockholders agree that they will duly and validly tender into the Offer (and not withdraw), no later than 12 hours prior to expiration of the Offer (as it may be extended from time to time), all shares of Company Common Stock beneficially owned by them as of such time; provided that the price paid by the Company for shares of Company Common Stock tendered in the Offer is no less than $34.00 in cash.

(b)  Board Resignations or Removals.  Promptly upon the first to occur of (i) the purchase of shares by the Company pursuant to the Offer or (ii) the occurrence of the Article VIII Termination Date (as defined in Section 8.1 of the Company’s By-Laws), the Stockholders shall take such actions as may be necessary to cause the CT Directors (as defined in Section 8.2 of the Company’s By-Laws) to resign or be removed from the Board of Directors of the Company (and any committees thereof).  For the avoidance of doubt, the Stockholders also acknowledge that the date of the purchase of shares by the Company pursuant to the Offer in accordance with its terms shall constitute the Article VIII Termination Date unless the Article VIII Termination Date has occurred prior thereto.

SECTION 9.           Miscellaneous.

(a)   Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless such amendment, modification, supplement, waiver or consent is agreed to by each of the parties hereunder.  Each of the parties hereto shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 9(a), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities.

(b)           No Registration Rights to Third Parties.  Without the prior written consent of the Chandler Trusts, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind

(whether similar to the demand, “piggyback” or Form S-3 shelf registration rights described herein, or otherwise) relating to shares of the Company’s Common Stock or any other voting securities of the Company, other than rights that are on a parity with or subordinate in right to the Stockholders.

(c)           Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, (iii) one (1) Business Day after being deposited with such courier, if made by overnight courier, or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

if to the Company, to:

Tribune Company
435 North Michigan Avenue
Chicago, Illinois 60611
Attention:	General Counsel
Telecopy:	(312) 222-4206

with a copies (which shall not constitute notice) to:

Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
Attention: Larry A. Barden
Telecopy: (312) 853-7036

and

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attn: Steven A. Rosenblum
Telecopy: (212) 403-1221

if to the Stockholders, to:

c/o Chandler Trust No. 1
350 West Colorado Blvd. Suite 230
Pasadena, California 91105
Attn: William Stinehart, Jr.
Telecopy: 310-552-7027

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
333 S. Grand Ave.
Los Angeles, California 90071
Attn:	Andrew E. Bogen
Peter W. Wardle
Telecopy: 213-229-6159

or to such other address as such person may have furnished to the other persons identified in this Section 9(c) in writing in accordance herewith.

(d)   Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns, including Permitted Transferees, of each of the parties hereto.  Except as otherwise set forth herein, the Stockholders shall not be permitted to assign or transfer any of its rights or obligations under this Agreement to any Person, other than by operation of law to a successor-in-interest of the Stockholders.

(e)   Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

(f)    Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g)   Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICTS OF LAWS PROVISIONS THEREOF.

(h)   Severability.  If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

(i)    Entire Agreement.  This Agreement is intended by the parties hereto as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities.  The Stockholders acknowledge and agree that there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities.  This

Agreement supersedes all prior agreements and undertakings among the parties hereto with respect to such registration rights.

(j)    Termination.  This Agreement and the obligations of the parties hereunder shall terminate upon the earliest to occur of (i) the time when there shall be no Registrable Securities remaining, (ii) the time the Closings referred to in the last sentence of Section 2(a) have occurred, (iii) November 22, 2007 or (iv) the Effective Time (as defined in the Merger Agreement), except for any liabilities or obligations under Section 5 or 6 hereof and for the obligations of the Stockholders under Section 8 hereof, each of which shall remain in effect in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

TRIBUNE COMPANY

By:	/s/ Dennis J. FitzSimons
	Name:	Dennis J. FitzSimons
	Title:	Chairman, President and Chief
Executive Officer

[Signature Page to Registration Rights Agreement]

CHANDLER TRUST NO. 1

By:	/s/ Susan Babcock
Susan Babcock, as Trustee of Chandler Trust No. 1 under Trust Agreement dated
June 26, 1935

By:	/s/ Jeffrey Chandler
Jeffrey Chandler, as Trustee of Chandler
Trust No. 1 under Trust Agreement dated
June 26, 1935

By:	/s/ Camilla Chandler Frost
Camilla Chandler Frost, as Trustee of
Chandler Trust No. 1 under Trust
Agreement dated June 26, 1935

By:	/s/ Roger Goodan
Roger Goodan, as Trustee of Chandler Trust
No. 1 under Trust Agreement dated June 26,
1935

By:	/s/ William Stinhart, Jr.
William Stinehart, Jr., as Trustee of
Chandler Trust No. 1 under Trust
Agreement dated June 26, 1935

By:	/s/ Judy C. Webb
Judy C. Webb, as Trustee of Chandler Trust
No. 1 under Trust Agreement dated June 26,
1935

By:	/s/ Warren B. Williamson
Warren B. Williamson, as Trustee of
Chandler Trust No. 1 under Trust
Agreement dated June 26, 1935

[Signature Page to Registration Rights Agreement]

CHANDLER TRUST NO. 2

By:	/s/ Susan Babcock
Susan Babcock, as Trustee of Chandler Trust No. 2 under Trust Agreement dated June 26, 1935

By:	/s/ Jeffrey Chandler
Jeffrey Chandler, as Trustee of Chandler Trust No. 2 under Trust Agreement dated June 26, 1935

By:	/s/ Camilla Chandler Frost
Camilla Chandler Frost, as Trustee of Chandler Trust No. 2 under Trust Agreement dated June 26, 1935

By:	/s/ Roger Goodan
Roger Goodan, as Trustee of Chandler Trust No. 2 under Trust Agreement dated June 26, 1935

By:	/s/ William Stinehart, Jr.
William Stinehart, Jr., as Trustee of Chandler Trust No. 2 under Trust Agreement dated June 26, 1935

By:	/s/ Judy C. Webb
Judy C. Webb, as Trustee of Chandler Trust No. 2 under Trust Agreement dated June 26, 1935

By:	/s/ Warren B. Williamson
Warren B. Williamson, as Trustee of Chandler Trust No. 2 under Trust Agreement dated June 26, 1935

[Signature Page to Registration Rights Agreement]